UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

Chicago Bridge & Iron Company N.V.

(Exact name of registrant as specified in its charter)

The Netherlands

(State or other jurisdiction

of incorporation)

1-12815	N.A.
(Commission File Number)	(IRS Employer Identification No.)

Oostduinlaan 75 2596 JJ The Hague The Netherlands	N.A.
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 31-70-3732010

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Agreement.

On December 21, 2012, Chicago Bridge & Iron Company N.V. (the “Company”) entered into a Revolving Credit Agreement (the “Credit Agreement”), among the Company, Chicago Bridge & Iron Company (Delaware), the Subsidiary Borrowers (as defined therein), Bank of America, N.A., as administrative agent (the “Administrative Agent”) and the lenders and other financial institutions party thereto (the “Lenders”). The Credit Agreement is a $650 million committed senior unsecured revolving credit facility with a borrowing sublimit of $487.5 million. Subject to customary conditions, the Company may request that the lenders’ aggregate commitments be increased by up to $250 million, not to exceed total commitments of $900 million.

While the Credit Agreement and related loan documentation have been executed and are fully effective, no borrowings may be made under the Credit Agreement unless and until the acquisition by the Company of The Shaw Group Inc. shall have been consummated and certain other related conditions related to such acquisition shall have been satisfied (the “Transaction Closing Date”), which Transaction Closing Date shall occur no later than April 30, 2013 (or June 30, 2013, if the applicable outside date shall have been extended under the acquisition documentation). The maturity date under the Credit Agreement is 5 years from the Transaction Closing Date. The Company’s obligations under the Credit Agreement are guaranteed by the Subsidiary Borrowers and certain of its other material subsidiaries.

Loans under the Credit Agreement bear interest by reference, at the Company’s election, to the Eurodollar rate or base rate, provided, that swing line loans bear interest by reference only to the base rate. The applicable margin on Eurodollar rate loans varies from 1.375% to 2.50% per annum and the applicable margin on base rate loans varies from 0.375% to 1.50% per annum, in each case determined based upon the Company’s adjusted debt to EBITDA ratio. A quarterly letter of credit fee is payable by the Company (i) in the case of financial letters of credit, equal to the applicable margin for Eurodollar rate loans times the average daily amount available to be drawn under outstanding financial letters of credit and (ii) in the case of performance letters of credit, equal to a per annum rate which varies from 0.75% to 1.375%, based upon the Company’s adjusted debt to EBITDA ratio, times the average daily amount available to be drawn under outstanding performance letters of credit. In addition to interest on debt borrowings and quarterly letter of credit fees, we are assessed quarterly commitment fees payable to the lenders equal to a per annum rate which varies from 0.175% to 0.40%, based upon the Company’s adjusted debt to EBITDA ratio, times the average unused and available commitments.

Each Subsidiary Borrower and each material subsidiary of the Company will unconditionally guarantee all existing and future indebtedness and liabilities of the other guarantors and the Borrowers arising under the Credit Agreement and other loan documents.

The Credit Agreement contains restrictive financial covenants, including a maximum leverage ratio, a minimum fixed charge coverage ratio and a minimum consolidated net worth. The Credit Agreement also places restrictions on us with regard to subsidiary indebtedness, sales of assets, liens, investments, contingent obligations, type of business conducted, affiliate transactions, sales and leasebacks, restricted payments, and mergers and acquisitions, among other restrictions.

Events of default under the Credit Agreement include failure to pay principal or interest when due, failure to comply with the financial and operational covenants, breach of representation and warranty event, as well as a cross default event, Loan Document (as defined in the Credit Agreement) enforceability event, change of control event, environmental law violation event, termination event, dissolution event, judgments in excess of $40 million and bankruptcy and other insolvency events. If an event of default occurs and is continuing, then lenders holding a majority of the commitments have the right, among others, to (i) terminate the commitments under the Credit Agreement, (ii) accelerate and require the Company to repay all the outstanding amounts owed under any Loan Document (provided that in limited circumstances with respect to insolvency and bankruptcy of the Company, such acceleration is automatic), and (iii) require the Company to cash collateralize any outstanding letters of credit.

Bank of America, N.A. participates in certain of the Company’s other committed and unsecured letter of credit and term loan agreements. BNP Paribas and Credit Agricole Corporate & Investment Banking have recently served as agent for the Company’s stock repurchases.

The Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the Credit Agreement is qualified in its entirety by reference to such exhibit.

Amendment to Third Amended and Restated Credit Agreement.

On December 21, 2012, Chicago Bridge & Iron Company N.V. (the “Company”) entered into Amendment No. 2 to the Third Amended and Restated Credit Agreement (“Amendment No. 2”) by and among the Company, certain Subsidiaries party to the Existing Revolving Credit Agreement (defined below), as borrowers (the “Subsidiary Borrowers” and together with the Company, the “Borrowers”), the lenders party thereto, and JPMorgan Chase Bank, National Association, as administrative agent for the lenders.

The Third Amended and Restated Credit Agreement (as amended, the “Existing Revolving Credit Agreement”) provides for a senior unsecured revolving credit facility maturity July 23, 2014.

The Amendment No. 2 amends the Existing Revolving Credit Agreement to permit, among other things, (i) the acquisition by the Company of The Shaw Group Inc. (the “Shaw Acquisition” and the date of consummation of such acquisition, the “Transaction Closing Date”) and certain investments of The Shaw Group Inc. and its subsidiaries, (ii) the incurrence of indebtedness in respect of the above-referenced Credit Agreement, the Term Agreement (as defined below), the Notes (as defined below) and certain potential bridge financing, (iii) liens on the proceeds from the issuance of the Notes, which proceeds shall be funded into escrow, to secure repayment of the escrowed proceeds to the holders of the Notes and (iv) liens on certain assets of The Shaw Group Inc. and its subsidiaries existing on the Transaction Closing Date.

The Amendment No. 2 increases the permitted restricted payments basket to $200 million in the aggregate in any period of 12 months and also permits (i) payments and prepayments of debt of The Shaw Group Inc. and its subsidiaries existing on the Transaction Closing Date, (ii) payments and prepayments of the indebtedness in respect of the above-referenced Credit Agreement, the Term Agreement (as defined below), the Notes (as defined below) and certain potential bridge financing, including the mandatory redemption of the Notes in the case of the Company’s failure to satisfy the conditions of release of the escrowed proceeds in respect thereof and (iii) restricted payments not exceeding an additional $100 million in the aggregate during any period of 12 months so long as the pro forma adjusted indebtedness to EBITDA shall be less than 2.00 to 1.00.

The Amendment No. 2 also amends the financial covenants in the Existing Revolving Credit Agreement to require the Company to maintain a ratio of adjusted indebtedness to EBITDA of not more than 3.25 to 1.0 for the first two fiscal quarters ending immediately after the Transaction Closing Date, (ii) 3.00 to 1.00 for the third and fourth fiscal quarters ending immediately after the Transaction Closing Date, (iii) 2.75 to 1.00 for the fifth and sixth fiscal quarters ending immediately after the Transaction Closing Date and (iv) 2.50 to 1.00 for each fiscal quarter thereafter. The Amendment No. 2 also provides for certain adjustments to EBITDA and Consolidated Net Income Available for Fixed Charges related to the Shaw Acquisition, including in respect of (i) the GenOn AQC Project, (ii) the Dominion project, (iii) retention bonuses to officers, directors and employees, (iv) charges, fees and expenses incurred in connection with the Shaw Acquisition, (v) charges, expenses and losses incurred in connection with restructuring and integration activities and (v) expenses incurred in connection with the Shaw Acquisition and relating to termination and severance as to, or relocation of, officers, directors and employees.

Bank of America, N.A. participates in certain of the Company’s other committed and unsecured letter of credit and term loan agreements. BNP Paribas and Credit Agricole Corporate & Investment Banking have recently served as agent for the Company’s stock repurchases.

The foregoing description of the Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment No. 2 as well as the complete text of the Existing Revolving Credit Agreement. The Amendment No. 2 is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Term Loan Agreement.

On December 21, 2012, Chicago Bridge & Iron Company N.V. (the “Company”) entered into a Term Loan Agreement (the “Term Agreement”), among the Company, Chicago Bridge & Iron Company (Delaware) (“Borrower”), Bank of America, N.A., as administrative agent (the “Administrative Agent”) and the lenders and other financial institutions party thereto (the “Lenders”). The Term Agreement is a committed senior unsecured term loan facility that permits aggregate borrowings of up to $1 billion. Subject to customary conditions, the Company may request that the lenders’ make additional term loans in an aggregate amount not to exceed $250 million.

While the Term Agreement and related loan documentation have been executed and are fully effective, no borrowings may be made under the Term Agreement unless and until the acquisition by the Company of The Shaw Group Inc. shall have been consummated and certain other related conditions related to such acquisition shall have been satisfied (the “Transaction Closing Date”), which Transaction Closing Date shall occur no later than April 30, 2013 (or June 30, 2013, if the applicable outside date shall have been extended under the acquisition documentation). The maturity date under the Term Agreement is 4 years from the Transaction Closing Date. The Company’s obligations under the Term Agreement are guaranteed by certain material subsidiaries of the Company.

Loans under the Term Agreement bear interest by reference, at the Company’s election, to the Eurodollar rate or base rate. The applicable margin on Eurodollar rate loans varies from 1.375% to 2.50% per annum and the applicable margin on base rate loans varies from 0.375% to 1.50% per annum, in each case determined based upon the Company’s adjusted debt to EBITDA ratio. In addition to interest on debt borrowings, the Borrower must make quarterly principal payments in an amount equal to (i) for the 1st-4th fiscal quarters occurring after the Transaction Closing Date, 1.875%, (ii) for the 5th-12th fiscal quarters occurring after the Transaction Closing Date, 2.5% and (iii) for the 13th-16th fiscal quarters occurring after the Transaction Closing Date, 3.75%, in each case, of the aggregate principal amount of the terms loans borrowed on the Transaction Closing Date. The remainder of the outstanding principal amount of the loans must be repaid on the maturity date.

Each material subsidiary of the Company will unconditionally guarantee all existing and future indebtedness and liabilities of the other guarantors and the Borrower arising under the Term Agreement and other loan documents.

The Term Agreement contains restrictive financial covenants, including a maximum leverage ratio, a minimum fixed charge coverage ratio and a minimum consolidated net worth. The Term Agreement also places restrictions on us with regard to subsidiary indebtedness, sales of assets, liens, investments, contingent obligations, type of business conducted, affiliate transactions, sales and leasebacks, restricted payments and mergers and acquisitions, among other restrictions.

Events of default under the Term Agreement include failure to pay principal or interest when due, failure to comply with the financial and operational covenants, breach of representation and warranty event, as well as a cross default event, Loan Document (as defined in the Term Agreement) enforceability event, change of control event, environmental law violation event, termination event, dissolution event, judgments in excess of $40 million and bankruptcy and other insolvency events. If an event of default occurs and is continuing, then lenders holding a majority of the term loans have the right, among others, to (i) terminate the commitments under the Term Agreement, and (ii) accelerate and require the Company to repay all the outstanding amounts owed under any Loan Document (provided that in limited circumstances with respect to insolvency and bankruptcy of the Company, such acceleration is automatic).

Bank of America, N.A. participates in certain of the Company’s other committed and unsecured letter of credit and term loan agreements. BNP Paribas and Credit Agricole Corporate & Investment Banking have recently served as agent for the Company’s stock repurchases.

The Term Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K, and the description of the Term Agreement is qualified in its entirety by reference to such exhibit.

Third Amendment to Letter of Credit Agreement.

On December 21, 2012, Chicago Bridge & Iron Company N.V. (the “Company”) entered into the Third Amendment to the $125,000,000 Letter of Credit and Term Loan Agreement (“Letter of Credit Agreement”) dated as of December 21, 2012 (the “Third Amendment”), modifying the Letter of Credit Agreement dated as of November 6, 2006, by and among the Company, Chicago Bridge & Iron Company (Delaware) (“CBI Delaware), certain other subsidiaries Co-Obligors (as defined therein), Bank of America, N.A. and the lenders party thereto.

The Third Amendment amends the Letter of Credit Agreement to permit the Company and certain of its subsidiaries to incur (i) indebtedness in respect of the issuance of up to $800 million of senior notes to be issued by CBI Delaware (the “Notes”) to, among other things, finance the acquisition of The Shaw Group Inc. and (ii) liens on the proceeds of the above-referenced indebtedness, which proceeds shall be funded into escrow, to secure repayment of the escrowed proceeds to the holders of the senior notes.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter of Credit Agreement. The Third Amendment is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Revolving Credit Agreement dated December 21, 2012

10.2	Amendment No. 2 to Third Amended and Restated Credit Agreement dated December 21, 2012

10.3	Term Credit Agreement dated December 21, 2012

10.4	Third Amendment to the Agreement dated as of December 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.

	By:	Chicago Bridge & Iron Company B.V.
	Its:	Managing Director

Date: December 28, 2012	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede Managing Director (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Revolving Credit Agreement dated December 21, 2012

10.2	Amendment No. 2 to Third Amended and Restated Credit Agreement dated December 21, 2012

10.3	Term Credit Agreement dated December 21, 2012

10.4	Third Amendment to the Agreement dated as of December 21, 2012